Exhibit 10.2

ROSS STORES, INC.
NOTICE OF GRANT OF PERFORMANCE SHARES

The Participant has been granted an award of Performance Shares (the “Award”) pursuant to the Ross Stores, Inc. 2017 Equity Incentive Plan (the “Plan”) and the Performance Share Agreement attached hereto (the “Agreement”), as follows:

Participant:	[•]	Employee ID: [•]	Award/Grant #: [•]
Grant Date:	[•]
Target Number of Performance Shares:	[•], subject to adjustment as provided by the Agreement.
Maximum Number of Performance Shares:	200% of the percentage of adjusted pre-tax profit target achieved.
Adjusted Pre-Tax Profit Target:	$[•]
Performance Period:	Company fiscal year beginning [•] and ending [•].
Performance Share Vesting Date:	[•], except as provided by the Agreement.
Vested Performance Shares:
Provided that the Participant’s Service has not terminated prior to the Performance Share Vesting Date, except as provided by the Agreement, on the Performance Share Vesting Date the number of Vested Performance Shares (not to exceed the Maximum Number of Performance Shares) shall be determined by multiplying the Target Number of Performance Shares by the Adjusted Pre-Tax Profit Multiplier (as defined by the Agreement).

Settlement Date:	The Performance Share Vesting Date, except as otherwise provided by the Agreement.
Vested Common Shares:
Except as provided by the Agreement and provided that the Participant’s Service has not terminated prior to the relevant date, the number of Vested Common Shares shall cumulatively increase on each respective date set forth below by the Vested Percentage set forth opposite such date, as follows:

Common Share Vesting Date	Vested Percentage
Settlement Date	30%
[•]	30%
[•]	40%
Employment Agreement:	Executive Employment Agreement between the Company and the Participant, as in effect at any applicable time.

By your electronic acceptance, you agree that this Award is granted under and governed by the terms of the Plan, as amended, and the Agreement, all of which are made a part of this document.

Exhibit 10.2

ROSS STORES, INC.
PERFORMANCE SHARE AGREEMENT

Ross Stores, Inc. has granted to the Participant named in the Notice of Grant of Performance Shares (the “Grant Notice”) to which this Performance Share Agreement (the “Agreement”) is attached an Award consisting of Performance Shares subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Ross Stores, Inc. 2017 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
1.DEFINITIONS AND CONSTRUCTION.
1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a)    “Adjusted Pre-Tax Profit” means the earnings before taxes as reported in the Consolidated Statements of Earnings of the Company for the fiscal year of the Company coinciding with the Performance Period, adjusted to exclude from the determination of such amount the reduction in earnings resulting from the accrual of compensation expense for Performance Awards under the Plan and incentive awards under the Second Amended and Restated Ross Stores, Inc. Incentive Compensation Plan or any successor to such plan, granted in each case, with respect to the Performance Period.
(b)    “Adjusted Pre-Tax Profit Multiplier” means a number determined as follows:

Percentage of Adjusted Pre-Tax Profit Target Achieved	Adjusted Pre-Tax Profit Multiplier
Less than 90%	0.00%
90%	66.70%
95%	83.33%
100%	100.00%
105%	125.00%
110%	150.00%
115%	175.00%
Equal to or greater than 120%	200.00%

Exhibit 10.2

The Adjusted Pre-Tax Profit Multiplier for percentages of Adjusted Pre-Tax Profit Target achieved falling between the percentages set forth in the table above shall be determined by linear interpolation.
(c)    “Cause” means (i) if the Participant is a party to an Employment Agreement, the meaning of such term or a similar term as defined by the Employment Agreement, or (ii) if the Participant is not a party to an Employment Agreement, the occurrence of any of the following: (1) the Participant’s continuous failure to substantially perform the duties of the Participant’s Service; (2) the Participant’s theft, dishonesty, breach of fiduciary duty for personal profit or falsification of any documents of the Company; (3) the Participant’s material failure to abide by the applicable code(s) of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company; (4) knowing or intentional misconduct by the Participant as a result of which the Company is required to prepare an accounting restatement; (5) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information of the Company); (6) any intentional misconduct or illegal or grossly negligent conduct by the Participant which is materially injurious to the Company monetarily or otherwise; (7) any material breach by the Participant of any agreement between the Participant and the Company; or (8) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which materially impairs the Participant’s ability to perform his or her duties with the Company.
(d)    “Change in Control Termination” means (i) if the Participant is a party to an Employment Agreement, the Participant’s Termination Without Cause or Termination for Good Reason determined to occur upon or in connection with a Change in Control in accordance with the terms of the Employment Agreement, or (ii) if the Participant is not a party to an Employment Agreement, the Participant’s Termination Without Cause or Termination for Good Reason, in either case within the period commencing one (1) month prior to, and ending twelve (12) months following, a Change in Control.
(e)    “Common Share” means a share of Stock issued in settlement of the Award.
(f)    “Disability” means (i) if the Participant is a party to an Employment Agreement, the meaning of such term or a similar term as defined by the Employment Agreement, or (ii) if the Participant is not a party to an Employment Agreement, “disability” as defined under the Company's long-term disability plan in which the Participant is participating; provided that in the absence of such plan (or the absence of the Participant's participation in such plan), Disability shall mean the Participant’s inability to substantially perform his or her duties due to a medically determinable physical or mental impairment which has lasted for a period of not less than one hundred twenty (120) consecutive days.
(g)    “Employment Agreement Non-Renewal” means, if the Participant is a party to an Employment Agreement as set forth in the Grant Notice, the expiration of the Employment Agreement due to its “Non-Renewal,” as provided by the Employment Agreement.
(h)    “Performance Share” means a right to receive on the Settlement Date one (1) Common Share, subject to further restrictions as provided by this Agreement, if such Performance Share is then a Vested Performance Share.

Exhibit 10.2

(i)    “Qualified Termination” means the termination of the Participant’s Service as a result of the Participant’s death, Disability, Termination Without Cause, Termination for Good Reason or Employment Agreement Non-Renewal (but only if the Participant is a party to an Employment Agreement as set forth in the Grant Notice).
(j)    “Termination for Cause” means the termination of the Participant’s Service for Cause.
(k)    “Termination for Good Reason” means (i) if the Participant is a party to an Employment Agreement, the meaning of such term or a similar term as defined by the Employment Agreement, or (ii) if the Participant is not a party to an Employment Agreement, the Participant’s effective resignation from Service within one hundred twenty (120) days following the initial existence of any of the following conditions, provided that the Participant delivered written notice to the Company of such condition within sixty (60) days after its initial existence and the Company failed to cure such condition within sixty (60) days following such written notice: (1) a reduction of the Participant’s salary, target annual bonus opportunity or any other incentive opportunity, in each case as in effect immediately prior to the Change in Control; (2) a change in title, the nature or scope of the authority, power, function, responsibilities, reporting relationships or duty attached to the position which the Participant currently maintains without the express written consent of the Participant; (3) the relocation of the Participant’s principal place of Service as of the Grant Date to a location that increases the regular one-way commute distance between the Participant’s residence and principal place of Service by more than 25 miles without the Participant’s prior written consent; or (4) a change in the benefits to which the Participant is entitled immediately prior to the Change in Control.
(l)    “Termination Without Cause” means (i) if the Participant is a party to an Employment Agreement, the meaning of such term or a similar term as defined by the Employment Agreement, or (ii) if the Participant is not a party to an Employment Agreement, the Company’s termination of the Participant’s Service for any reason other than (1) death, (2) Disability or (3) Cause.
(m)    “Voluntary Termination” means (i) if the Participant is a party to an Employment Agreement, the meaning of such term or a similar term as defined by the Employment Agreement, or (ii) if the Participant is not a party to an Employment Agreement, the Participant’s effective resignation from Service other than a Termination for Good Reason.
1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.    ADMINISTRATION.
All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other

Exhibit 10.2

agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
3.    THE AWARD.
3.1    Grant of Performance Shares. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, a right to receive a number of Performance Shares which shall not exceed the Maximum Number of Performance Shares set forth in the Grant Notice, subject to adjustment as provided in Section 11. The number of Performance Shares, if any, ultimately earned by the Participant, shall be that number of Performance Shares which become Vested Performance Shares.
3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Performance Shares or Common Shares issued upon settlement of the Performance Shares, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the Common Shares issued upon settlement of the Performance Shares.
3.3    Restrictions on Grant of the Award and Issuance of Common Shares. The grant of the Award and issuance of Common Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Common Shares may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
4.    VESTING OF PERFORMANCE SHARES.
4.1    In General. Except as provided by this Section 4 and Section 10, Performance Shares shall vest and become Vested Performance Shares as provided in the Grant Notice and certified by the Committee.
4.2    Certification by the Committee.
(a)    Level of Adjusted Pre-Tax Profit Attained. As soon as practicable following completion of the Performance Period, and in any event prior to the Performance Share

Exhibit 10.2

Vesting Date, the Committee shall certify in writing the level of attainment of Adjusted Pre-Tax Profit during the Performance Period and the resulting number of Performance Shares which shall become Vested Performance Shares on the Performance Share Vesting Date, subject to the Participant’s continued Service until the Performance Share Vesting Date, except as otherwise provided by this Section 4. The Company shall promptly notify the Participant of the determination by the Committee.
(b)    Adjustments to Adjusted Pre-Tax Profit. The Committee shall adjust Adjusted Pre-Tax Profit, as it deems appropriate, to exclude the effect (whether positive or negative) of any of the following occurring after the grant of the Award: (i) a change in accounting standards required by generally accepted accounting principles or (b) any unusual or infrequently occurring event or transaction. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Adjusted Pre-Tax Profit in order to prevent the dilution or enlargement of the Participant’s rights with respect to the Award.
4.3    Effect of Termination for Cause or Voluntary Termination. In the event of the Termination for Cause or Voluntary Termination of the Participant prior to the Performance Share Vesting Date, the Participant shall forfeit and the Company shall automatically reacquire all of the Performance Shares subject to the Award. The Participant shall not be entitled to any payment for such forfeited Performance Shares.
4.4    Effect of Qualified Termination. In the event of the Participant’s Qualified Termination prior to the Performance Share Vesting Date, then on the Performance Share Vesting Date the following number of Performance Shares shall become Vested Performance Shares: (a) the number of Performance Shares that would have become Vested Performance Shares had the Participant’s Service not terminated before the Performance Share Vesting Date (but in no event more than 100% of the Target Number of Performance Shares), multiplied by (b) the ratio of the number of full months of the Participant’s Service during the Performance Period to the number of full months contained in the Performance Period. The Vested Performance Shares determined in accordance with this Section 4.4 shall be settled in full for Vested Common Shares on the Performance Share Vesting Date (which shall be the Settlement Date) in accordance with Section 5.
4.5    Forfeiture of Unvested Performance Shares. Except as otherwise provided by this Section 4 or Section 10, on the Performance Share Vesting Date, the Participant shall forfeit and the Company shall automatically reacquire all Performance Shares subject to the Award which have not become Vested Performance Shares (“Unvested Performance Shares”). The Participant shall not be entitled to any payment for such forfeited Unvested Performance Shares.
4.6    Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in Common Shares or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 11, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Common Shares pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Performance Shares shall be immediately subject to this Section 4 and the Company Reacquisition Right (as defined below) and included in the terms “Performance Shares” and “Unvested Performance Shares” for all purposes of this Section 4 and Company Reacquisition Right with the same force and effect as the Unvested Performance Shares immediately prior to the Ownership Change Event, dividend, distribution or

Exhibit 10.2

adjustment, as the case may be. For purposes of determining the number of Vested Performance Shares following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.
5.    SETTLEMENT OF VESTED PERFORMANCE SHARES.
5.1    Issuance of Common Shares. Subject to the provisions of Section 3.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Performance Share one (1) Common Share. Common Shares issued in settlement of Performance Shares shall be subject to the vesting conditions, Company Reacquisition Right and other restrictions on transfer set forth in Section 6, Section 7 and Section 14, respectively, and any other restrictions as may be required by Section 3.3, Section 9 or the Company’s Trading Compliance Policy.
5.2    Beneficial Ownership of Common Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
5.3    Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award. Any fractional share resulting from the determination of the number of Vested Performance Shares shall be rounded up to the nearest whole number.
6.    VESTING OF COMMON SHARES.
6.1    In General. Except as provided by this Section 6 and Section 10, the Common Shares issued in settlement of the Award shall vest and become Vested Common Shares as provided in the Grant Notice; provided however, that Common Shares that would otherwise become Vested Common Shares on a date (the “Original Vesting Date”) on which a sale of such shares by the Participant would violate the Trading Compliance Policy shall, notwithstanding the vesting schedule set forth in the Grant Notice, become Vested Common Shares on the first to occur of (a) the next business day on which such sale would not violate the Trading Compliance Policy or (b) the later of (i) the last day of the calendar year in which the Original Vesting Date occurred or (ii) the last day of the Company’s taxable year in which the Original Vesting Date occurred.
6.2    Effect of Termination for Cause or Voluntary Termination. In the event of the Termination for Cause or Voluntary Termination of the Participant on or after the Settlement Date, no additional Common Shares shall become Vested Common Shares.
6.3    Effect of Qualified Termination. In the event of the Participant’s Qualified Termination prior to the Performance Share Vesting Date, then on the Performance Share Vesting Date (which shall be the Settlement Date) the Company shall issue to the Participant one (1) Vested Common Share for each Vested Performance Share determined in accordance with Section 4.4. In the event of the Participant’s Qualified Termination on or after the Settlement Date, then the vesting

Exhibit 10.2

of all Unvested Common Shares (as defined below) issued in settlement of the Award shall be accelerated in full effective as of the date of such Qualified Termination.
7.    COMPANY REACQUISITION RIGHT.
7.1    Grant of Company Reacquisition Right. Except to the extent otherwise provided by this Agreement, in the event that (a) the Participant’s Service terminates or (b) the Participant, the Participant’s legal representative, or other holder of the shares, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change Event), including, without limitation, any transfer to a nominee or agent of the Participant, any Common Shares which are not Vested Common Shares (“Unvested Common Shares”), the Company shall automatically reacquire the Unvested Common Shares, and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).
7.2    Ownership Change Event, Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in Common Shares or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 11, any and all new, substituted or additional securities or other property (other than regular, periodic dividends paid on Common Shares pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Common Shares shall be immediately subject to the Company Reacquisition Right and included in the terms “Common Shares,” “Stock” and “Unvested Common Shares” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Common Shares immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Common Shares following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.
7.3    Obligation to Repay Certain Cash Dividends and Distributions. The Participant shall, at the discretion of the Company, be obligated to promptly repay to the Company upon termination of the Participant’s Service any dividends and other distributions paid to the Participant in cash with respect to Unvested Common Shares reacquired by the Company pursuant to the Company Reacquisition Right.
8.    ESCROW.
8.1    Appointment of Agent. To ensure that Common Shares subject to the Company Reacquisition Right will be available for reacquisition, the Participant and the Company hereby appoint the Secretary of the Company, or any other person designated by the Company, as their agent and as attorney-in-fact for the Participant (the “Agent”) to hold any and all Unvested Common Shares and to sell, assign and transfer to the Company any such Unvested Common Shares reacquired by the Company pursuant to the Company Reacquisition Right. The Participant understands that appointment of the Agent is a material inducement to make this Agreement and that such appointment is coupled with an interest and is irrevocable. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for the Participant while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys shall be conclusive evidence of such good faith. The Agent may rely

Exhibit 10.2

upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.
8.2    Establishment of Escrow. The Participant authorizes the Company to deposit the Unvested Common Shares with the Company’s transfer agent to be held in book entry form, as provided in Section 5.2, and the Participant agrees to deliver to and deposit with the Agent each certificate, if any, evidencing the Unvested Common Shares and, if required by the Company, an Assignment Separate from Certificate with respect to such book entry shares and each such certificate duly endorsed (with date and number of Common Shares blank) in the form attached to the Notice, to be held by the Agent under the terms and conditions of this Section 8 (the “Escrow”). Upon the occurrence of a Change in Control or a change, as described in Section 11, in the character or amount of any outstanding stock of the corporation the stock of which is subject to the provisions of this Agreement, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of his or her ownership of the Unvested Common Shares that remain, following such Change in Control or change described in Section 11, subject to the Company Reacquisition Right shall be immediately subject to the Escrow to the same extent as the Unvested Common Shares immediately before such event. The Company shall bear the expenses of the Escrow.
8.3    Delivery of Common Shares to Participant. The Escrow shall continue with respect to any Common Shares for so long as such Common Shares remain subject to the Company Reacquisition Right. Upon termination of the Company Reacquisition Right with respect to Common Shares, the Company shall so notify the Agent and direct the Agent to deliver such number of Common Shares to the Participant. As soon as practicable after receipt of such notice, the Agent shall cause to be delivered to the Participant the Common Shares specified by such notice, and the Escrow shall terminate with respect to such Common Shares.
9.    TAX MATTERS.
9.1    Tax Withholding.
(a)    In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Performance Shares or the issuance of Common Shares in settlement thereof. The Company shall have no obligation to deliver Common Shares until the tax withholding obligations of the Participating Company have been satisfied by the Participant.
(b)    Assignment of Sale Proceeds; Payment of Tax Withholding by Check. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, the Company may permit the Participant to satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for either (i) delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Vested Shares, or (ii) payment by check. The Participant shall deliver written notice of any such permitted election to the Company on a form specified by the Company for this purpose at least thirty (30) days (or such other period established by the Company) prior to the date on which the Company’s tax withholding obligation

Exhibit 10.2

arises (the “Withholding Date”). If the Participant elects payment by check, the Participant agrees to deliver a check for the full amount of the required tax withholding to the applicable Participating Company on or before the third business day following the Withholding Date. If the Participant elects payment by check but fails to make such payment as required by the preceding sentence, the Company is hereby authorized, at its discretion, to satisfy the tax withholding obligations through any means authorized by this Section 9.1, including by directing a sale for the account of the Participant of some or all of the Vested Shares from which the required taxes shall be withheld, by withholding from payroll and any other amounts payable to the Participant or by withholding Common Shares in accordance with Section 9.1(c).
(c)    Withholding in Common Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the Common Shares otherwise deliverable to the Participant in settlement of the Award or from the Common Shares otherwise to be released from the Company Reacquisition Right a number of whole, Vested Common Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
9.2    Election Under Section 83(b) of the Code.
(a)    The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Common Shares, if anything, and the fair market value of the Common Shares as of the date on which the Common Shares are “substantially vested,” within the meaning of Section 83. In this context, “substantially vested” means that the right of the Company to reacquire the Common Shares pursuant to the Company Reacquisition Right has lapsed. The Participant understands that he or she may elect to have his or her taxable income determined at the time he or she acquires the Common Shares rather than when and as the Company Reacquisition Right lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date of acquisition of the Common Shares. The Participant understands that failure to make a timely filing under Section 83(b) will result in his or her recognition of ordinary income, as the Company Reacquisition Right lapses, on the difference between the purchase price, if anything, and the fair market value of the Common Shares at the time such restrictions lapse. The Participant further understands, however, that if Common Shares with respect to which an election under Section 83(b) has been made are forfeited to the Company pursuant to its Company Reacquisition Right, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by the Participant for the forfeited Common Shares over the amount realized (if any) upon their forfeiture. If the Participant has paid nothing for the forfeited Common Shares and has received no payment upon their forfeiture, the Participant understands that he or she will be unable to recognize any loss on the forfeiture of the Common Shares even though the Participant incurred a tax liability by making an election under Section 83(b).
(b)    The Participant understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the Common Shares pursuant to this Agreement. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Participant. The Participant acknowledges that he or she has been advised to consult with a tax advisor regarding

Exhibit 10.2

the tax consequences to the Participant of the acquisition of Common Shares hereunder. ANY ELECTION UNDER SECTION 83(b) THE PARTICIPANT WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE PARTICIPANT ACQUIRES THE COMMON SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE PARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.
(c)    The Participant will notify the Company in writing if the Participant files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from the Participant evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Participant in the absence of such an election.
10.    CHANGE IN CONTROL.
10.1    Effect of Change in Control on Performance Shares. In the event of a Change in Control, the Award shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Except to the extent that the Committee determines to cash out the Award in accordance with Section 13.1(c) of the Plan, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under the Award or substitute for the Award a substantially equivalent award for the Acquiror’s stock. For purposes of this Section, the Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, for each Performance Share or Unvested Common Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. If the Acquiror elects not to assume, continue or substitute for the outstanding Awards in connection with a Change in Control occurring prior to the Performance Share Vesting Date, then, provided that the Participant’s Service has not terminated prior to the Change in Control except as otherwise provided by Section 10.3, (a) the vesting of 100% of the Target Number of Performance Shares shall be accelerated and such Performance Shares shall be deemed Vested Performance Shares effective immediately prior to the Change in Control, (b) the Award shall be settled in full with respect to such Vested Performance Shares in accordance with Section 5 immediately prior to the Change in Control (which shall be the Settlement Date) and (c) the portion of the Award in excess of such Vested Performance Shares shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. In settlement of the Award, the Company shall issue to the Participant one (1) Vested Common Share for each Vested Performance Share determined in accordance with this Section. The vesting of Performance Shares and settlement of the Award that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Change in Control.
10.2    Effect of Change in Control on Common Shares. In the event that the Acquiror elects not to assume, continue or substitute for the Company’s rights and obligations under the outstanding Award in connection with a Change in Control occurring on or after the Settlement Date, the vesting of all Unvested Common Shares issued in settlement of the Award shall be accelerated in full effective as of the date of the Change in Control.

Exhibit 10.2

10.3    Termination of Service in Connection with a Change in Control.
(a)    Participant with Employment Agreement. Notwithstanding anything in this Agreement to the contrary, if the Participant is a party to an Employment Agreement, then, in the event of the Participant’s Change in Control Termination, the vesting of the Participant’s Performance Shares and/or Common Shares will be accelerated to the extent, if at all, as determined by the terms of the Employment Agreement and at the times specified by this Section 10.3(a). The vesting of Performance Shares and/or Common Shares that was permissible solely by reason of this Section 10.3(a) shall be conditioned upon the consummation of the Change in Control.
(i)    Effect of Change in Control Termination on Performance Shares. If the Change in Control Termination occurs prior to the Performance Share Vesting Date, then the vesting of the Performance Shares shall be accelerated to the extent provided by the Employment Agreement, if at all, and such accelerated Performance Shares shall be deemed Vested Performance Shares effective as of the later of the date of the Change in Control or the date of the Participant’s termination of Service. The Award shall be settled in full with respect to such Vested Performance Shares in accordance with Section 5 as of the date of such accelerated vesting (which shall be the Settlement Date). In settlement of the Award, the Company shall issue to the Participant one (1) Vested Common Share for each Vested Performance Share determined in accordance with this Section.
(ii)    Effect of Change in Control Termination on Common Shares. If the Change in Control Termination occurs on or after the Settlement Date, then the vesting of Unvested Common Shares issued in settlement of the Award shall be accelerated to the extent provided by the Employment Agreement, if at all, effective as of the later of the date of the Change in Control or the date of the Participant’s termination of Service.
(b)    Participant without Employment Agreement. Notwithstanding anything in this Agreement to the contrary, if the Participant is not a party to an Employment Agreement, then, in the event of the Participant’s Change in Control Termination, the vesting of Performance Shares and Common Shares will be accelerated in accordance with this Section 10.3(b). The vesting of Performance Shares and/or Common Shares that was permissible solely by reason of this Section 10.3(b) shall be conditioned upon the consummation of the Change in Control.
(i)    Effect of Change in Control Termination on Performance Shares. If the Change in Control Termination occurs prior to the Performance Share Vesting Date, then the vesting of 100% of the Target Number of Performance Shares shall be accelerated and such Performance Shares shall be deemed Vested Performance Shares effective as of the later of the date of the Change in Control or the date of the Participant’s termination of Service. The Award shall be settled in full with respect to such Vested Performance Shares in accordance with Section 5 as of the date of such accelerated vesting (which shall be the Settlement Date). In settlement of the Award, the Company shall issue to the Participant one (1) Vested Common Share for each Vested Performance Share determined in accordance with this Section.

(ii)    Effect of Change in Control Termination on Common Shares. If the Change in Control Termination occurs on or after the Settlement Date, then the vesting of all Unvested Common Shares issued in settlement of the Award shall be accelerated in

Exhibit 10.2

full effective as of the later of the date of the Change in Control or the date of the Participant’s termination of Service.
10.4    Federal Excise Tax Under Section 4999 of the Code.
(a)    Excess Parachute Payment. In the event that any acceleration of vesting the Performance Shares or the Common Shares and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the amount of any acceleration of vesting called for by this Agreement shall not exceed the amount which produces the greatest after-tax benefit to the Participant.
(b)    Determination by Tax Firm. Upon the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 10.4(a) (an “Event”), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determination required by this Section (the “Tax Firm”). Unless the Company and the Participant otherwise agree in writing, the Tax Firm shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Tax Firm may reasonably charge in connection with their services contemplated by this Section.
11.    ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of Common Shares, appropriate and proportionate adjustments shall be made in the number of Performance Shares subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy, subject to Section 7.3) to which Participant is entitled by reason of ownership of Performance Shares acquired pursuant to this Award will be immediately subject to the provisions

Exhibit 10.2

of this Award on the same basis as all Performance Shares originally acquired hereunder. Any fractional Performance Share or Common Share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.
12.    RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.
The Participant shall have no rights as a stockholder with respect to any Common Shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Common Shares are issued, except as provided in Section 11. Subject to the provisions of this Agreement, the Participant shall exercise all rights and privileges of a stockholder of the Company with respect to Common Shares deposited in the Escrow pursuant to Section 8, including the right to vote such Common Shares and to receive all dividends and other distributions paid with respect to such Common Shares, subject to Section 7.3. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.
13.    LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Common Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THIS CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”
14.    RESTRICTIONS ON TRANSFER OF COMMON SHARES.
No Common Shares may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Participant), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement and, except pursuant to an Ownership Change Event, until the date on which such shares become Vested Common Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any Common Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Common Shares or to accord the right to vote as such owner or to

Exhibit 10.2

pay dividends to any transferee to whom such Common Shares will have been so transferred. In order to enforce its rights under this Section, the Company shall be authorized to give a stop transfer instruction with respect to the Common Shares to the Company’s transfer agent.
15.    COMPLIANCE WITH SECTION 409A.
It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance. In connection with effecting such compliance with Section 409A, the following shall apply:
15.1    Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
15.2    Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.
15.3    Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
15.4    Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement

Exhibit 10.2

and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
16.    MISCELLANEOUS PROVISIONS.
16.1    Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 10 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
16.2    Nontransferability of the Award. Prior to the issuance of Common Shares on the applicable Settlement Date, neither this Award nor any Performance Shares subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
16.3    Unfunded Obligation. The Participant shall have the status of a general unsecured creditor of the Company. Any amounts payable to the Participant pursuant to the Award shall be an unfunded and unsecured obligation for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Company and the Participant, or otherwise create any vested or beneficial interest in the Participant or the Participant’s creditors in any assets of the Company. The Participant shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Award.
16.4    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
16.5    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
16.6    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company or a Parent or Subsidiary, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the

Exhibit 10.2

other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)    Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.
(b)    Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 16.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 16.6(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 16.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 16.6(a).
16.7    Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with the Employment Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
16.8    Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.
16.9    Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Exhibit 10.2

16.10    Recoupment Policy. Subject to the discretion and approval of the Board, the Company may, to the extent permitted by governing law, require reimbursement and/or cancellation of any Performance Share or Common Share issued in settlement of a Performance Share where all of the following factors are present: (a) the award was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, (b) the Board determines that the Participant engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and (c) a lesser award would have been made to the Participant based upon the restated financial results.